UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   November 5, 2015

FIRST GUARANTY BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Louisiana	001-37621	26-0513559
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 East Thomas Street, Hammond, LA		70401
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:   (985) 345-7685

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On November 5, 2015, First Guaranty Bancshares, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Sandler O’Neill & Partners, L.P., as representative of the several underwriters named in Schedule I attached thereto (the “Underwriter”), pursuant to which the Company agreed to sell to the Underwriter, and the Underwriter agreed to purchase from the Company, 600,000 shares (the “Shares”) of common stock, $1.00 par value per share, of the Company (the “Common Stock”) at a public offering price of $18.50 per share.  Pursuant to the Underwriting Agreement, the Company also granted the Underwriter an option, exercisable not later than 30 calendar days after the date of the Underwriting Agreement, to purchase up to 90,000 additional shares of Common Stock.  The Shares were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-1, as amended (File No. 333-199602), which the Securities and Exchange Commission declared effective on November 5, 2015.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act, other obligations of the parties, and termination provisions.

Pursuant to the Underwriting Agreement, the Company and each of its senior officers and directors have agreed, subject to certain exceptions, not to offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of any Company securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company securities for a period of 180 days from November 9, 2015 without the prior written consent of the Underwriter.

The Underwriting Agreement is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties.

The closing occurred on November 12, 2015, following satisfaction of the closing conditions set forth in the Underwriting Agreement.  At the closing, the Company issued 600,000 shares of Common Stock.  The Company received proceeds before expenses of approximately $10.5 million after deducting underwriting discounts and commissions payable by the Company in connection with the offering.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 8.01                      Other Events

On November 12, 2015, the Company issued a press release announcing the closing of its previously announced public offering of Common Stock.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(a)           Not Applicable.

(b)           Not Applicable.

(c)           Not Applicable.

(d)           Exhibits

Exhibit No.	Description

Exhibit 1.1
Underwriting Agreement, dated November 5, 2015, by and between First Guaranty Bancshares, Inc. and Sandler O’Neill & Partners, L.P., as representative of the several underwriters named in Schedule I attached thereto.

Exhibit 99.1	Press Release dated November 12, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST GUARANTY BANCSHARES, INC.

Date: November 12, 2015	By:	/s/ Eric J. Dosch
Eric J. Dosch
Chief Financial Officer